CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated September 29, 2022 on the financial statements and financial highlights of Arrow DWA Tactical: Balanced Fund, Arrow DWA Tactical: Macro Fund, and Arrow Managed Futures Strategy Fund, each a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the July 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 23, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated September 29, 2022 on the financial statements and financial highlights of Arrow DWA Tactical: Macro ETF, Arrow DWA Tactical: International ETF, and Arrow Reverse Cap 500 ETF, each a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the July 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 23, 2022